Exhibit 10.59

SEVENTH AMENDMENT TO THE TRUIST FINANCIAL CORPORATION PENSION PLAN (October 1, 2020 Restatement)

WHEREAS, the Truist Financial Corporation Pension Plan (the “Plan”) was originally adopted effective as of October 1, 1944;
WHEREAS, the Plan was most recently restated effective as of October 1, 2020;
WHEREAS, under Section 7.2.1 of the Plan, an officer who is an Executive Manager of Truist Financial Corporation (the “Company”) has the authority to amend the Plan if the financial impact on the Company of such amendment is below the Sarbanes Oxley materiality threshold as determined by the Company’s Chief Financial Officer (or officer with similar authority);
WHEREAS, the Plan is to be amended to reflect the increase in the mandatory cashout limits under Code sections 401(a)(31)(B)(ii) and 411(a)(11)(A), which were increased from $5,000 to $7,000 under Section 304 of the SECURE 2.0 Act of 2022 effective July 1, 2024; and
WHEREAS, it has been determined that the financial impact on the Company of this amendment is below the Sarbanes Oxley materiality threshold.
NOW, THEREFORE, effective July 1, 2024, the Plan is hereby amended in the respects hereinafter set forth:
1.    The first sentence of Section 2.5.3 is amended to read as follows:
If the actuarial equivalent of the vested accrued benefit of the participant does not exceed $7,000 (or, for distributions prior to March 22, 1999, at the time of any prior distribution in plan years beginning before August 6, 1997 exceeded $3,500 or in plan years beginning after August 5, 1997 or before July 1, 2024 exceeded $5,000), such benefit shall be paid to the participant in cash in a lump sum as soon as practicable following his termination date.
2.    Section 4.3.4 is amended to read as follows:
4.3.4    Immediate payment: Notwithstanding the provisions of this Section 4, if, as of the date that payment of the retirement or death benefit of a participant is to commence, the actuarial equivalent (as defined in Section 1.2) of the participant’s vested accrued benefit does not exceed $7,000 (or, for distributions prior to March 22, 1999, at the time of any prior distribution in plan years beginning before August 6, 1997 exceeded
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$3,500, or in plan years beginning after August 5, 1997 and prior to July 1, 2024 exceeded $5,000), such amount shall be paid in cash in a lump sum on or before the annuity starting date. Effective with respect to distributions made on or after July 1, 2024, if the actuarial equivalent (as defined in Section 1.2) of the participant's vested accrued benefit exceeds $1,000 but does not exceed $7,000 (from March 28, 2005 until July 1, 2024, $5,000) as of the date that payment of the participant’s retirement benefit is to commence for any reason other than death, and if the participant does not elect to have the amount of such benefit paid directly to an “eligible retirement plan” as defined in Section 17.1.2 or to receive such amount in a lump sum, then such amount shall be directly transferred to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) designated by the Committee.
3.    The first sentence of Section 4.3.14 is amended to read as follows:
Notwithstanding any provision of the plan to the contrary, effective July 1, 2024, if the actuarial equivalent of the participant’s vested accrued benefit exceeds $7,000 ($5,000 for the period from January 1, 2000 until July 1, 2024) and the accrued benefit is immediately distributable, the participant and the participant’s spouse (or where either the participant or the spouse has died, the survivor) must consent to any distribution of such accrued benefit.
4.    Section 10.4.3(c) shall be amended to replace “$5,000” with “$7,000”.
5.    The first sentence of Section (a)(10) of Exhibit G is amended to read as follows:
If the actuarial equivalent of an acquired employee's vested accrued benefit does not exceed $7,000 (prior to July 1, 2024, $5,000) as of the date that payment of the retirement or death benefit is to commence, such amount shall be paid in cash in a lump sum on or before the annuity starting date, in accordance with Section 4.3.4
6.    The first sentence of Section (d)(4) of Exhibit G is amended to read as follows:
An acquired employee under the National Penn Plan who terminates employment with the Employer and has not satisfied the requirements for Early Retirement under Section 2.3 of the Plan, and the lump sum value of his or her entire accrued benefit (including the frozen National Penn Plan portion of his or her benefit) is greater than $5,000 (effective July 1, 2024, $7,000) and does not exceed $10,000, shall be eligible to commence his or her entire accrued benefit.
7.    Section (d)(7)(ii) of Exhibit G is amended to read as follows:
An actuarial equivalent lump sum payment of the acquired employee’s entire interest in the Plan, but only if the lump sum value of his or her total accrued benefit is greater than $5,000 (effective July 1, 2024, $7,000) and does not exceed $10,000.
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BE IT FURTHER RESOLVED, that effective as of the date hereof, that the appropriate officers of Truist Financial Corporation are hereby empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such instruments and documents, and each of them hereby is, authorized to take all further action and to execute and deliver such further instruments and documents, in the name of the Company, with such modifications not materially affecting their provisions as he or she may deem necessary or appropriate in order to fully carry out the intent and accomplish the purpose of the foregoing amendments.
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Executed on this 18     of     December    , 2023
TRUIST FINANCIAL CORPORATION
By:     /s/ Ellen Fitzsimmons
Title: Chief Legal Officer and Head of Public
Affairs

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